                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) NOVEMBER 30, 1999


                          NETLOJIX COMMUNICATIONS, INC.

             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                                    DELAWARE

                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

            0-27580                                   87-0378021

  (COMMISSION FILE NUMBER)              (I.R.S. EMPLOYER IDENTIFICATION NO.)


        501 BATH STREET, SANTA BARBARA, CALIFORNIA         93101

        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)         (ZIP CODE)


                                 (805) 884-6300

              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         Effective November 30, 1999, NetLojix Communications, Inc., formerly known as AvTel Communications, Inc. ("NetLojix" or the "Registrant") sold all of the capital stock of its wholly-owned subsidiary, Matrix Telecom, Inc. ("Matrix") to Matrix Acquisition Holdings Corp. (the "Buyer"), a wholly-owned subsidiary of Platinum Equity Holdings, LLC ("Platinum"). The sale of the Matrix stock (the "Sale") was effected pursuant to that certain Stock Purchase Agreement dated August 31, 1999, as amended (the "Stock Purchase Agreement"), among NetLojix, Matrix and Energy TRACS Acquisition Corp. ("ETAC"). On September 1, 1999, ETAC assigned its rights, duties and obligations under the Stock Purchase Agreement to the Buyer.

TERMS OF THE SALE

         NetLojix sold to the Buyer all of the capital stock of Matrix. No other assets of NetLojix were sold. NetLojix will retain certain business customers of Matrix, which will be transferred from Matrix to another subsidiary of NetLojix (NetLojix Telecom, Inc.) upon receipt of certain regulatory approvals by that subsidiary.

PURCHASE PRICE.

         The purchase price for the Matrix stock (the "Purchase Price") may be valued at up to $7,052,529. There are four major components to the Purchase Price. First, NetLojix has received a credit against charges incurred for long distance wholesale telephone traffic pursuant to its service contract with Matrix (the "Long Distance Credit"). Second, the parties have eliminated $4,190,058 in intercompany indebtedness owed to Matrix by NetLojix. Third, NetLojix retains federal income tax refunds paid to or due Matrix in the total amount of $1,248,139. Fourth, NetLojix will receive $50 for each additional Internet service customer added to Matrix's aggregate customer base, net of one-half of the customers lost from such base, within six months after August 31, 1999, up to an aggregate of $1 million (the "ISP Payment"). In addition, NetLojix received an indemnity against certain claims or liabilities arising under its secured credit facility.

         LONG DISTANCE CREDIT. NetLojix has an agreement with Matrix under which it receives wholesale long distance services at rates equal to Matrix's current wholesale cost. These rates will increase or decrease based upon subsequent increases or decreases in Matrix's wholesale cost. Under the Stock Purchase Agreement, as amended, the initial amount of the Long Distance Credit was $2,039,057. However, the amount of the Purchase Price was subject to reduction based upon a comparison of Matrix's adjusted stockholder's equity on August 31, 1999, compared to such adjusted stockholder's equity on May 31, 1999. NetLojix has calculated that this adjustment will result in a reduction of the Purchase Price by $1,424,725. The Buyer is currently reviewing NetLojix's calculation of this adjustment and has until December 15, 1999, to object to such calculation. If the Buyer does so object, and the parties are unable to resolve the matter, the calculation will be submitted to an independent firm of accountants chosen by the parties for final resolution. Accordingly, the amount of the Long Distance Credit will not be more than $614,332, and may be less.

         NetLojix used $225,000 of the Long Distance Credit during the period commencing on September 1, 1999 and ending on November 30, 1999. After November 30, 1999, the amount of the Long Distance Credit used may not exceed $100,000 per month. NetLojix intends to use this Long Distance Credit to offset its costs for long distance service which it will continue to provide to its business customers. NetLojix is not obligated to continue to purchase long distance services from Matrix.

         INTERCOMPANY INDEBTEDNESS AND TAX REFUND. At August 31, 1999, NetLojix owed Matrix $4,190,058 for telecommunications and other services provided. This indebtedness was eliminated upon the closing of the Sale. At August 31, 1999 Matrix had a Federal income tax refund due to Matrix in the amount of $1,248,139 relating to taxes paid in prior years. This amount has been transferred to, and will be retained by, NetLojix. Subsequent to August 31, 1999 NetLojix received full payment of the refund.

         ISP PAYMENT. The Buyer will pay NetLojix $50 for each Internet service customer added to Matrix's aggregate customer base, less one-half of the customers lost, between August 31, 1999 and February 29, 2000, up to a maximum of $1 million. The ISP payment, if any, will be paid on March 31, 2000.

COAST BUSINESS CREDIT INDEMNITY.

         The Buyer has agreed to indemnify NetLojix from any claims, damages or liabilities arising out of NetLojix's secured credit agreement with Coast Business Credit in an amount not to exceed $2,750,000 plus any amount drawn on such facility by Matrix after August 31, 1999. Substantially all of this indebtedness is related to the business of Matrix.

NONCOMPETITION AGREEMENT.

         NetLojix has agreed not to engage in the provision of residential long distance telephone services within the United States prior to August 31, 2002. NetLojix may continue to provide long distance service to its business customers. The noncompetition covenant will not prohibit NetLojix from acquiring a business that provides residential long distance telephone services in the United States if such services constitute less than 35% of the value of the acquired business and NetLojix fully divests itself of such services within six months after the date of acquisition. NetLojix may not implement any new marketing programs with respect to such services. For a similar time period, NetLojix may not, directly or indirectly, solicit the employment of or hire certain of the employees of Matrix.

GUARANTY OF PLATINUM.

         As part of the execution of the Stock Purchase Agreement, Platinum signed a guaranty pursuant to which it guarantees the obligations of Buyer under those provisions of the Stock

Purchase Agreement which require, or may require, Buyer to make payments to NetLojix. These include the obligations of Buyer to (i) pay the Purchase Price, (ii) to indemnify NetLojix with respect to Coast Business Credit, and
(iii) to indemnify NetLojix for breaches of its representations, warranties and covenants under the Stock Purchase Agreement.

OPERATION OF REMAINING BUSINESS

         NetLojix will continue to operate its remaining businesses after the closing of the Sale. Its newly-formed subsidiary, NetLojix Telecom, Inc., has applied for Section 214 operating authority from the Federal Communications Commission and necessary approvals from the various state authorities to provide telecommunication services after the closing. This will enable NetLojix to continue to provide long distance services to its business customers. Accordingly, the Stock Purchase Agreement provides that, upon receipt of such regulatory approvals, the Buyer will transfer to NetLojix the existing business customers of Matrix.

ITEM 5. OTHER EVENTS.

SALES OF COMMON STOCK UNDER EQUITY LINE AGREEMENT

         As previously reported, on April 23, 1999, NetLojix entered into an equity line agreement (the "Equity Line Agreement") with Cambois Finance, Inc. ("Cambois"), through which it may sell or "put" NetLojix common stock to Cambois subject to the satisfaction of several conditions. The Equity Line Agreement provides for Cambois to purchase up to $13,500,000 of NetLojix common stock, subject to NetLojix filing and maintaining an effective registration statement, trading price and volume minimums, and limits on the amount and frequency on sales of common stock under the line. NetLojix filed the registration statement, which was declared effective by the Securities and Exchange Commission on August 25, 1999. After an initial put of $250,000 on September 13, 1999, NetLojix's stock price subsequently declined below the minimum threshold of $2.25 per share required in the Equity Line Agreement.

         Since November 19, 1999, NetLojix has made puts to Cambois under the Equity Line Agreement pursuant to which NetLojix has received a total of $1,750,000 in proceeds. NetLojix has issued a total of 962,204 shares of its Common Stock in connection with these puts.

CONVERSION OF SERIES B CONVERTIBLE PREFERRED STOCK

         As previously reported, on April 13, 1999, NetLojix sold 1,500 shares of its newly- designated Series B Convertible Preferred Stock to AMRO International, S.A., Austinvest Anstalt Balzers and Esquire Trade & Finance Inc. for $1,500,000. The Series B Convertible Preferred Stock had a liquidation preference of $1,000 per share. The Series B Convertible Preferred Stock was convertible into common stock at the option of the Series B investors at any time. The number of shares of common stock to be received by a Series B investor upon conversion equaled the liquidation preference of the amount converted, divided by the conversion price. The conversion price was be the lesser of (1) $6.875 and
(2) 89% of the lowest closing bid price for the common stock on The Nasdaq SmallCap Market during the five days immediately preceding the date of conversion. As of September 30, 1999, 520 shares of the Series B Convertible Preferred Stock had been converted.

         Since September 30, 1999, the remaining 980 shares of the Series B Convertible Preferred Stock have been converted into a total of 648,524 shares of NetLojix Common Stock. As a result, as of the date of this Report, no shares of the Series B Convertible Preferred Stock are outstanding.

LISTING ON THE NASDAQ SMALLCAP MARKET

         As previously reported, on November 9, 1999 NetLojix filed notice with The Nasdaq Stock Market Inc. of its intent to appeal a decision made by the Nasdaq staff to delist NetLojix from The Nasdaq SmallCap Stock Market. A hearing was set for December 9, 1999 before a Nasdaq Listing Qualifications Panel. Based on the closing of the Matrix Sale and the sale of additional Common Stock under the Equity Line Agreement, NetLojix believes that it now meets the minimum requirements for continued listing on The Nasdaq SmallCap Market.

         Nasdaq has requested that NetLojix make a public filing with the Securities and Exchange Commission that includes an unaudited pro forma condensed consolidated balance sheet as of October 31, 1999 evidencing compliance, on a pro forma basis, with the requirement that NetLojix have at least $2 million in net tangible assets. Set forth below is NetLojix's Unaudited Pro Forma Condensed Consolidated Balance Sheet as of October 31, 1999 which NetLojix believes satisfies this requirement.

         There is no assurance, however, that Nasdaq will not differ with NetLojix or impose subsequent or additional requirements. If NetLojix is unable to meet any requirement, the Common Stock likely would be transferred to the OTC Bulletin Board. Such an event could impair the liquidity of the Common Stock and make future financings or acquisitions by the Company more difficult.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED PRO FORMA BALANCE SHEET

         The following Unaudited Pro Forma Condensed Consolidated Balance Sheet gives effect to (i) the sale of all of the issued and outstanding stock of Matrix to the Buyer, and (ii) the issuance of a total of 962,204 shares of Common Stock for proceeds of $1,750,000. The Unaudited Pro Forma Condensed Consolidated Balance Sheet should be read in conjunction with the historical financial statements of NetLojix and accompanying notes. This pro forma information is presented for illustration purposes only and is not necessarily indicative of the results which actually would have been achieved if the Matrix sale had been effected on the pro forma date, nor is it necessarily indicative of future results.

         The Unaudited Pro Forma Condensed Consolidated Balance Sheet at October 31, 1999 assumes that all of the transaction described in the preceding paragraph were effected on that date.





                 NETLOJIX COMMUNICATIONS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                                October 31, 1999

                                                                                                   Pro Forma      Pro Forma
                                                                                  Historical      Adjustments   Balance Sheet
                                                                                 ------------    ------------   -------------
              Assets
              ------
CURRENT ASSETS
      Cash and cash equivalents                                                  $    485,212       1,750,000 (B)     2,235,212
      Accounts receivable, net                                                      1,644,448         155,474 (A)     1,799,922
      Due from affiliates                                                             777,885                           777,885
      Federal and state income tax receivable                                         210,754                           210,754
      Other current assets                                                            550,538         414,332 (A)       964,870
                                                                                 ------------    ------------     -------------
                                    Total current assets                            3,668,837       2,319,806         5,988,643
Property and equipment, net                                                           945,427                           945,427
Goodwill, net                                                                       4,109,243                         4,109,243
Other assets, net                                                                     986,746                           986,746
                                                                                 ------------    ------------     -------------
                                    Total assets                                 $  9,710,253       2,319,806        12,030,059
                                                                                 ============    ============     =============
Liabilities and Stockholders' Equity
------------------------------------

CURRENT LIABILITIES
      Accounts payable and other accrued expenses                                $  1,890,975         382,966 (A)     2,273,941
      Accrued network services costs                                                  745,851        (225,000)(A)       520,851
      Sales and excise tax payable                                                    160,294                           160,294
      Due to affiliates                                                                  --                                --
      Liabilities of discontinued operations, net                                   5,624,530      (5,624,530)(A)          --
      Other current liabilities                                                     1,309,078                         1,309,078
                                                                                 ------------    ------------     -------------
                                    Total current liabilities                       9,730,728      (5,466,564)        4,264,164
Long-term borrowings                                                                  475,996                           475,996
Common stock subject to put option                                                    112,577                           112,577
Long-term obligations under capital leases                                               --                                 --
                                                                                 ------------    ------------     -------------
                                    Total liabilities                              10,319,301      (5,466,564)        4,852,737
                                                                                 ------------    ------------     -------------

STOCKHOLDERS' EQUITY
      Preferred stock, authorized 750,000 shares, $0.01 par value                        --                                 --
      Series A convertible preferred stock, authorized 250,000 shares,
        $0.01 par value, cumulative as to 8% dividends, 147,700 shares issued and outstanding. (Liquidation preference of $704,032
        including dividends in arrears.)                                                1,477                             1,477
      Series B convertible preferred stock, authorized 1,500 shares,
        $0.01 par value, annual dividends of $30 per share, 920 shares
        issued and outstanding. (Liquidation preference of $920,000.)                       9                                 9
      Common stock, authorized 20,000,000 shares, $0.01 par value,
        issued 10,971,865 shares at October 31, 1999                                  108,968           9,622 (B)       118,590
      Additional paid in capital                                                   21,742,706       1,996,510 (A,B)  23,739,216
      Accumulated deficit                                                         (22,462,097)      5,780,238 (A)   (16,681,859)
      Treasury stock, $0.01 par value, 11,075 shares                                     (111)                             (111)
                                                                                 ------------    ------------     -------------
                                    Total stockholders' equity                       (609,048)      7,786,370         7,177,322
Commitments and contingencies
                                                                                 ------------    ------------     -------------
                                    Total liabilities and stockholders' equity   $  9,710,253       2,319,806        12,030,059
                                                                                 ============    ============     =============

Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

 (A)  To record a gain on disposition of Matrix.

 (B) To record the sale of 962,204 shares of common stock and the corresponding proceeds of $1,750,000.

ITEM 7: FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(b)   PRO FORMA FINANCIAL INFORMATION.

         Registrant hereby files the following pro forma financial information reflecting the Sale of Matrix by Registrant:

         (i)      Introduction

         (ii) Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1999

         (iii) Unaudited Pro Forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 1999.

         (iv) Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 1998.

         (v) Notes to unaudited pro forma condensed financial information.

This pro forma financial information appears immediately after the signature page of this report.


(c)   EXHIBITS.

2.1 Stock Purchase Agreement dated August 31, 1999, among AvTel Communications, Inc., Matrix Telecom, Inc. and Energy TRACS Acquisition Corp. (Incorporated by reference to Exhibit 2.1 to Registrant's Current Report on Form 8-K dated September 8, 1999).

2.2 First Amendment to Stock Purchase Agreement dated as of September 16, 1999, among NetLojix Communications, Matrix Telecom, Inc. and Matrix Acquisition Holdings Corp.

         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          NETLOJIX COMMUNICATIONS, INC.



Dated: December 8, 1999                   By: /s/ ANTHONY E. PAPA
                                                  ----------------
                                                  Anthony E. Papa
                                                  Chairman and Chief Executive
                                                  Officer

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL
STATEMENTS

         The following unaudited pro forma financial statements give effect to the sale of all of the issued and outstanding stock of Matrix to the Buyer. The unaudited pro forma financial statements should be read in conjunction with the historical financial statements of NetLojix and accompanying notes. This pro forma information is presented for illustration purposes only and is not necessarily indicative of the results which actually would have been achieved if the Matrix sale had been effected on the pro forma dates, nor is it necessarily indicative of future results.

         The Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30, 1999 assumes that the Matrix sale was effected on that date. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1998 and for the nine months ended September 30, 1999 assume the sale occurred January 1, 1998.

                 NETLOJIX COMMUNICATIONS, INC. AND SUBSIDIARIES
            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               September 30, 1999

                                                                                                   Pro Forma      Pro Forma
                                                                                 Historical       Adjustments   Balance Sheet
                                                                                 ------------    ------------   -------------
              Assets
             --------
CURRENT ASSETS
      Cash and cash equivalents                                                  $    355,216                         355,216
      Accounts receivable, net                                                      1,835,835        (203,900)(a)   1,631,935
      Due from affiliates                                                             733,789        (313,095)(a)     420,694
      Federal and state income tax receivable                                         246,047                         246,047
      Other current assets                                                            467,096         488,872(a)      955,968
                                                                                 ------------    ------------   -------------
                                    Total current assets                            3,637,983         (28,123)      3,609,860
Property and equipment, net                                                           888,090                         888,090
Goodwill, net                                                                       4,133,267                       4,133,267
Other assets, net                                                                   1,014,052                       1,014,052
                                                                                 ------------    ------------   -------------
                                    Total assets                                 $  9,673,392         (28,123)      9,645,269
                                                                                 ============    ============   =============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------

CURRENT LIABILITIES
      Accounts payable and other accrued expenses                                $  1,465,220         436,465(a)    1,901,685
      Accrued network services costs                                                2,005,137      (1,799,396)(a)     205,741
      Sales and excise tax payable                                                    198,126                         198,126
      Due to affiliates                                                                  --                              --
      Liabilities on discontinued operations, net                                   4,701,562      (4,701,562)(a)        --
      Other current liabilities                                                     1,348,720                       1,348,720
                                                                                 ------------    ------------   -------------
                                    Total current liabilities                       9,718,765      (6,064,493)      3,654,272
Long-term borrowings                                                                   98,354                          98,354
Common stock subject to put option                                                    112,577                         112,577
Long-term obligations under capital leases                                               --                              --
                                                                                 ------------    ------------   -------------
                                    Total liabilities                               9,929,696      (6,064,493)      3,865,203
                                                                                 ------------    ------------   -------------

STOCKHOLDERS' EQUITY
      Preferred stock, authorized 750,000 shares, $0.01 par value                        --                               --
      Series A convertible preferred stock, authorized 250,000 shares,
        $0.01 par value, cumulative as to 8% dividends, 147,700 shares issued and outstanding. (Liquidation preference of $704,032
        including dividends in arrears.)                                                1,477                           1,477
      Series B convertible preferred stock, authorized 1,500 shares,
        $0.01 par value, annual dividends of $30 per share, 980 shares
        issued and outstanding. (Liquidation preference of $980,000.)                      10                              10
      Common stock, authorized 20,000,000 shares, $0.01 par value, issued 10,867,440 and 10,409,473 shares at September 30, 1999
        and December 31, 1998, respectively                                           107,924                         107,924
      Additional paid in capital                                                   21,631,122         256,132(a)   21,887,254
      Accumulated deficit                                                         (21,996,726)      5,780,238(a)  (16,216,488)
      Treasury stock, $0.01 par value, 11,075 shares at September 30,
        1999 and none at December 31, 1998                                               (111)                           (111)
                                                                                 ------------    ------------   -------------
                                    Total stockholders' equity                       (256,304)      6,036,370       5,780,066
Commitments and contingencies
                                                                                 ------------    ------------   -------------
                                    Total liabilities and stockholders' equity   $  9,673,392         (28,123)      9,645,269
                                                                                 ============    ============   =============

(a)  To record the sale of Matrix.

                 NETLOJIX COMMUNICATIONS, INC. AND SUBSIDIARIES
       UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                 Year Ended                       Nine Months Ended
                                                             December 31, 1998                    September 30, 1999
                                                             -----------------                    ------------------
                                               Historical                                  Historical
                                              As Restated    Adjustments       Proforma    As Restated    Adjustments   Proforma
                                             -------------   -------------   -----------   ------------  ------------  ----------
REVENUES                                      $ 9,887,729                     9,887,729    12,161,481                  12,161,481

COST OF REVENUES                                5,668,958                     5,668,958     6,704,199                   6,704,199
                                             -----------------------------   -----------   --------------------------  ----------

GROSS MARGIN                                    4,218,771             -       4,218,771     5,457,282            -      5,457,282

Operating expenses
       Selling, general and administrative      6,701,289                     6,701,289     8,310,933                   8,310,933
       Depreciation and amortization              611,911                       611,911       766,425                     766,425
                                             -----------------------------   -----------   --------------------------  ----------
          Total operating expenses              7,313,200             -       7,313,200     9,077,358            -      9,077,358
                                             -----------------------------   -----------   --------------------------  ----------
OPERATING LOSS                                 (3,094,429)            -      (3,094,429)   (3,620,076)           -     (3,620,076)

Interest expense                                  (31,178)                      (31,178)      (97,600)           -        (97,600)
Other income (expense), net                        92,337                        92,337         9,621                       9,621
                                             -----------------------------   -----------   --------------------------  ----------
Loss before income taxes and
       discontinued operations                 (3,033,270)            -      (3,033,270)   (3,708,055)           -     (3,708,055)

Income tax benefit                                      -                             -             -            -              -
                                             -----------------------------   -----------   --------------------------  ----------
Net loss before discontinued operations      $ (3,033,270)            -      (3,033,270)   (3,708,055)           -     (3,708,055)

Discontinued operations
       Loss on operations                      (2,769,048)    2,769,048 (a)           -    (3,009,460)   3,009,460 (a)          -
                                             -----------------------------   -----------   --------------------------  ----------

NET LOSS                                     $ (5,802,318)    2,769,048      (3,033,270)   (6,717,515)   3,009,460     (3,708,055)
                                             =============================   ===========   ==========================  ===========

Notes to Unaudited Pro Forma Condensed Consolidated Statements of Operations

       The Unaudited Condensed Consolidated statements of operations have been restated to give effect to the decision be the Company to exit the residential long distance line of business. Consequently all operations of the Company' residential long distance businesses are reflected as discontinued operations.

       The Company expects to recognize a gain of approximately $5.8 million upon closing of the sale which is not included in the pro forma statements of operations.

 (a) To reverse equity in net loss of discontuinued operations associated with Matrix.